EXHIBIT B



                     JOINT FILING AGREEMENT

           In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the shares of beneficial interest, no par value $1.00 per share, of Koll Real Estate Group, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement.


                              HALCYON/ALAN B. SLIFKA MANAGEMENT
                              COMPANY LLC


                              By: /s/ James H. Schropp
                              __________________________
                              Name:  James H. Schropp
                              Title:  Attorney-in-Fact
                              Dated:  February 17, 1998

                              ALAN B. SLIFKA AND COMPANY,
                              LIMITED


                              By: /s/ James H. Schropp
                              __________________________
                              Name:  James H. Schropp
                              Title:  Attorney-in-Fact
                              Dated:  February 17, 1998

                              ALAN B. SLIFKA


                              By: /s/ James H. Schropp
                              __________________________
                              Name:  James H. Schropp
                              Title:  Attorney-in-Fact
                              Dated:  February 17, 1998